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                                  EXHIBIT 21



                                SUBSIDIARIES OF
                        CARDIOTECH INTERNATIONAL, INC.


                                          State or Other Jurisdiction
                                              of Incorporation or
              Name                                Organization
              ----                                ------------

    CardioTech International Limited             United Kingdom